U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2012 (August 10, 2012)

AZTEC OIL & GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

000-32015	87-0439834
(Commission File Number)	(I.R.S. Employer Identification No.)

Aztec Oil & Gas, Inc.
One Riverway, Suite 1580
Houston, Texas 77056
 (Address of principal executive offices including zip code)

(713) 335-1850
(Registrant’s telephone number, including area code)

Item 5.03 – Amendments to Articles of Incorporation
Item 5.07 – Submission of Matters to a Vote of Security Holders
Item 7.01 – Regulation FD Disclosure

On August 10, 2012 Aztec Oil & Gas, Inc. (Pink Sheets: AZGS) (“Aztec”) announced that it has amended its Articles of Incorporation and effectuated a one (1) share for three (3) existing shares Reverse Split of its stock.  Per the FINRA confirmation, the 1-3 Reverse Split results in the Pre-Split total shares outstanding (“TSO”) of 38,509,324 being reduced to a Post Split TSO of 12,836,442; and a new CUSIP number (#055000202) for the shares.

Per the FINRA confirmation notice, the Daily List Date for the share action is 8/9/2012 and the Market Effective Date is 8/10/2012.  It is noted that a “D” will be placed on the Aztec ticker symbol, AZGS, for 20 business days to alert the public of the split. The corporate actions, inclusive of re-election of the existing Board of Directors, were taken via majority consent of shareholders and all appropriate notifications were filed and transmitted.

The instructional information for shareholders is filed, and available, via the OTC Pink Sheets.  It is not required that current shareholders exchange their stock certificates; however, should they wish to do so, it may be done through the shareholder’s broker dealer.

Signatures

Aztec Oil & Gas, Inc.

Date: August 15, 2012	By: //s// Waylan Johnson
Waylan Johnson, President